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Exhibit 23

                               ARTHUR ANDERSEN LLP

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-09813 and 333-09823.

Arthur Andersen LLP

Sacramento, California
March 30, 2000